EXHIBIT 2


                                CORPORATE CHARTER

                                        &

                                     BYLAWS

                               SECRETARY OF STATE

                         [Seal of the State of Nevada]

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CARIBBEAN VENTURES, INC. did on APRIL 28, 1997 file in this office the original Articles of Incorporation; that said Articles now on file and of record in the office of the Secretary of State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                                             IN WITNESS WHEREOF, I have hereunto
                                             set my hand and  affixed  the Great
                                             Seal of  State,  at my  office,  in
                                             Carson  City,  Nevada,  on JULY 17,
                                             1998.


                               /s/ Dean Heller
                               Secretary of State

[Seal of the
State of Nevada]
                            By /s/ Jacqueline Curry
                               Certification Clerk

                       BYLAWS OF CARIBBEAN VENTURES, INC.

                                    ARTICLE I

                                     OFFICES

    1.1. REGISTERED OFFICE AND AGENT. The principal office and resident agent of Caribbean Ventures, Inc., (the "Corporation") in Nevada shall be as designated by the Board of Directors from time to time.

    1.2. OTHER OFFICES. The Corporation may establish and maintain such other offices at such other places of business both within and without the State of Nevada as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                  STOCKHOLDERS

    2.1. ANNUAL MEETINGS. The annual stockholders' meeting for electing Directors and transacting other business shall be held at such time and place within or without the State of Nevada as may be designated by the Board of Directors in a Resolution and set forth in the notice of the meeting. Failure to hold any annual stockholders' meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

    2.2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Board of Directors or by the Chairman of the Board, if one be elected, or by the President, and shall be called by the President or Secretary at the request in writing of stockholders owning not less a majority of all the shares entitled to vote at the proposed meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

    2.3. PLACE OF MEETING. All stockholders' meetings shall be held at such place, within or without the State of Nevada as shall be fixed from time to time by resolution of the Board of Directors.

    2.4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting, except that if the authorized shares are to be increased, at least thirty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

    2.5. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder of the Corporation under the provisions of any statute or the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    2.6. ORGANIZATION. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present or one has not been elected, by the President, or if nether the Chairman of the Board nor the President is present, by a temporary chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, or if neither the Secretary nor any Assistant Secretary is present, by a temporary secretary to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting.

    2.7. VOTING. Except as otherwise specifically provided by the Articles of Incorporation or by these Bylaws or by statute, all matters coming before any meeting of stockholders shall be decided by a vote of the majority of the votes cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved at the meeting.

    2.8. STOCKHOLDERS ENTITLED TO VOTE. Each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on the record date fixed or determined pursuant to Section 6.06 hereof.

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    2.9. PROXIES.  The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney-in-fact duly authorized in writing. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

    2.10. QUORUM. The presence at any stockholders' meeting, in person or by proxy, of the record holders of shares aggregating at least fifty one percent (51%) the number of shares entitled to vote at the meeting as indicated in the Articles of Incorporation shall be necessary and sufficient to constitute a quorum for the transaction of business. The stockholders present at the stockholders meeting, for which a quorum exists, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    2.11. ABSENCE OF QUORUM. In the absence of a quorum at any stockholders' meeting, a majority of the total number of shares entitled to vote at the meeting and present there at, in person or by proxy, may adjourn the meeting for a period not to exceed sixty days at any one adjournment. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meetings at which a quorum is present.

    2.12. LIST OF STOCKHOLDERS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete current list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or without the State of Nevada, and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section 2.12 shall not affect the validity of any action taken at such meeting of stockholders.

    2.13. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action required to be taken at a meeting of the stockholders of the Corporation or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required. Such consents shall have the same force and effect as a vote in person of the stockholders of the Corporation. A consent shall be sufficient for this Section 2.13 if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

                                   ARTICLE III

                               BOARD OF DIRECTORS

    3.1. NUMBER AND TERM OF OFFICE. The Board of Directors of the Corporation shall consist of not less than one nor more than thirteen (13) Directors, as determined by the Board of Directors of the Corporation. Each Director (whenever elected) shall hold office until his successor shall have been elected and qualified unless he shall resign or his office shall become vacant by his death or removal. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

    3.2. ELECTION OF DIRECTORS. Except as otherwise provided in Sections 3.03 and 3.04 hereof and except as otherwise provided in the Articles of Incorporation, the Directors shall be elected annually at the annual stockholders' meeting for the election of Directors. The persons elected as Directors shall be those nominees, equal to the number then constituting the Board of Directors, who shall receive the largest number of affirmative votes validly cast at such election by the holders of shares entitled to vote therefor. Failure to annually re-elect Directors of the Corporation shall not affect the validity of any action taken by a Director who shall have been duly elected and qualified and who shall not, at the time of such action, have resigned, died, or been removed from his position as a Director of the Corporation.

    3.3. REMOVAL OF DIRECTORS. At a meeting called expressly for that purpose, the entire Board of Directors or any lesser number may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors.

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    3.4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy occurring in the
Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor shall have been elected and qualified. Any number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting of a special meeting of the stockholders called for that purpose. A Director chosen to fill a position resulting from an increase in the number of directors shall hold such position until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

    3.5. RESIGNATIONS. Any Director may resign at any time by mailing or delivering or by transmitting by telegram or cable written notice of his resignation to the Board of Directors of the Corporation at the Corporation's principal office or its registered office in the State of Nevada or to the President, the Secretary, or any Assistant Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or if no time be specified, then at the time of receipt thereof.

    3.6. GENERAL POWERS. The business of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things that are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    3.7. ANNUAL MEETINGS. The annual meeting of the Board of Directors for electing officers and transacting other business shall be held immediately after the annual stockholders' meeting at the place of such meeting. Failure to hold any annual meeting of the Board of Directors of the Corporation at the designated time shall not work a forfeiture or dissolution of the Corporation.

    3.8. REGULAR MEETINGS. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place of such meetings. Regular meetings may be held within or without the State of Nevada. Notice of regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made.

    3.9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one be elected, or by the President on two days' notice to each Director specifying the time and place (within or without the State of Nevada) of the meeting, and shall be called by the President or Secretary in like manner and on like notice on the written request of two or more Directors.

    3.10. NOTICE. All notices to a Director required by Sections 3.07 or 3.09 hereof shall be addressed to him at his residence or usual place of business and may be given by mail, telegram, radiogram, cable or by personal delivery. No notice need be given of any adjourned meeting.

    3.11. WAIVER OF NOTICE. Whenever any notice is required to be given to any Director of the Corporation under the provisions of any statute or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a Director attends such a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    3.12. QUORUM. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or these Bylaws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. In the absence of a quorum the Directors present there may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum be present.

    3.13. ACTION BY DIRECTORS OR COMMITTEE WITHOUT MEETING. Any action required to be taken at a meeting of the Directors of the Corporation or any committee thereof or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or members of the committee, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or of the committee, as the case may be, of the Corporation. A consent shall be sufficient for this Section 3.13 if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

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    3.14.  TELEPHONE/ELECTRONIC  MEETINGS.  Any  Director  or  any  member  of a committee may participate in a meeting of the Board of Directors or a committee, as the case may be, by means of a conference telephone, e-mail or other communications equipment by means of which all persons participating in such meeting can communicate with each other on a real-time basis, and such participation shall constitute the presence of such person at such meeting.

    3.15. COMPENSATION. By resolution of the Board of Directors, any Director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at meetings; or a stated salary as Director. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

    3.16. RELIANCE ON ACCOUNTS AND REPORTS, ETC. A Director, or a member of any committee designated by the Board of Directors, in the performance of his duties, shall be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

    3.17. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV

                                   COMMITTEES

    4.1. HOW CONSTITUTED. By resolution adopted by a majority of the whole Board of Directors, the Board may designate one or more committees, including an Executive Committee, each consisting of two or more Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution and except as may otherwise be provided by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the designation of such committee and the delegation thereto of the authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

    4.2. PROCEEDINGS, QUORUM AND MANNER OF ACTING. Except as otherwise prescribed by the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two members.

                                    ARTICLE V

                               OFFICERS AND AGENTS

    5.1. OFFICERS. The officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect and appoint a Chairman of the Board and may elect and appoint such other officers, assistant officers, and agents as may be deemed necessary and may delegate to one or more officers or agents the power to appoint such other officers, assistant officers and agents and to prescribe their respective rights, terms of office, authorities and duties. The same person may hold any two or more offices of the Corporation. An officer of the Corporation need not be a Director of the Corporation nor a resident of the State of Nevada.

    5.2. TERM OF OFFICE. Except as provided in Sections 5.03, 5.04 and 5.05 hereof, each officer appointed by the Board of Directors shall hold office until his successor shall have been appointed and qualified.

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    5.3. RESIGNATION.  Any officer or agent of the Corporation may resign at any time by mailing or delivering or by transmitting by telegram or cable written notice of his resignation to the Board of Directors of the Corporation at the Corporation's principal office or its registered office in the State of Nevada
or  to  the  President,   the  Secretary  or  any  Assistant  Secretary  of  the
Corporation. Any such resignation shall take effect at the time specified therein or if no time be specified, then at the time of receipt thereof.

    5.4. REMOVAL. Any officer or agent may be removed by the Board of Directors, or by the Executive Committee, if any, either with or without cause, whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. In addition, any other officer, assistant officer or agent appointed in accordance with the delegation provisions of Section 5.01 hereof may be removed, either with or without cause, by any such officer or agent upon whom such power of delegation shall have been conferred by the Board of Directors.

    5.5. VACANCIES AND NEWLY CREATED OFFICES. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or may be filled by any officer or agent to whom the power is delegated in accordance with the delegation provisions of Section 5.01 hereof.

    5.6. PRESIDENT. The President shall be the chief operating officer of the Corporation and shall, in the absence of the Chairman of the Board, preside at all stockholders' meetings and at all meetings of the Board of Directors. Subject to the supervision of the Board of Directors and such direction and control as the Chairman of the Board, if one be elected, may exercise on matters of general policy, he shall have general supervision over its operating officers, employees and agents. He shall sign (unless a Vice-President shall have signed) certificates representing the stock of the Corporation authorized for issuance by the Board of Directors, and except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

    5.7. EXECUTIVE VICE-PRESIDENT AND VICE-PRESIDENTS. The Executive Vice-President, if one be elected, and any Vice-Presidents, if one or more be elected, shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the President. At the request of or in the absence or disability of the President, the Executive Vice-President (or the Vice-President, if there is no duly appointed Executive Vice-President, and if there are two or more Vice-Presidents, then the senior of the Vice-Presidents present are able to act) may perform all the duties of the President and, when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Executive Vice-President or any Vice-President may sign (unless the President or another Vice-President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors.

    5.8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have general charge of, and general responsibility for, all funds, securities and receipts of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be designed by the Board of Directors. He shall have all powers and perform all duties incident to the office of a treasurer of a corporation and as are provided for him in these Bylaws, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer.

    5.9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend to the giving and serving of all notice of the Corporation and shall record all the proceedings of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall sign (unless an Assistant Secretary shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors. He shall perform such duties as pertain to his office or as may be required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, Assistant Secretary may perform all the duties of the Secretary.

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    5.10.  COMPTROLLER.  The Comptroller,  if one be elected, shall have general charge and supervision of financial reports. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall keep the books and accounts and cause adequate audits thereof to be made regularly and shall exercise a general check upon the disbursements of funds of the Corporation. In general, he shall perform all duties incident to the office of a comptroller of a corporation, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors.

    5.11. REMUNERATION. The salaries or other compensation of the officers of the Corporation shall be determined by the Board of Directors, except that the Board of Directors may by resolution delegate to any officer or agent the power to fix salaries or other compensation of any other officer, assistant officer or agent appointed in accordance with the delegation provisions of Section 5.01 hereof.

    5.12. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI

                                  CAPITAL STOCK

    6.1. SIGNATURES. The shares of the Corporation's capital stock shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation; any may be sealed with the seal of the Corporation, or a facsimile thereof. The signatures of the President or a Vice-President and of the Secretary or an Assistant Secretary upon certificates may be facsimiles if the certificate if countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

    6.2. CERTIFICATES. Each certificate representing shares of the Corporation shall state upon the face thereof. (a) that the Corporation is organized under the laws of the State of Nevada; (b) the name of the person to whom such certificate is issue; (c) the number and class of shares which such certificate represents; and (d) the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall also set forth conspicuously on the face or back hereof such restrictions upon transfer, or a reference thereto, as shall be adopted by the Board of Directors and stockholders. No certificate shall be issued for any shares until such share is fully paid.

    6.3. CLASSES OF STOCK. If the Corporation is or shall become authorized to issue shares of more than one class, then, in addition to the provisions of
Section 6.02 hereof, every certificate representing shares issued by the Corporation shall also set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is or shall become authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

    6.4. CONSIDERATION FOR SHARES. Shares having a par value may be issued for such consideration expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Shares without par value may be issued for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. The Corporation may dispose of treasury shares for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. Neither promissory notes nor future services shall constitute payment or part payment for shares of the Corporation.

    6.5. TRANSFER OF CAPITAL STOCK. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation upon surrender of the certificate or certificates, properly endorsed or accompanies by proper instruments of transfer, representing such shares, subject to the terms of any agreements among the Corporation and shareholders.

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    6.6. REGISTERED  STOCKHOLDERS.  Prior to due presentment for registration of transfer of shares of stock, the Corporation may treat the person registered on its books as the absolute owner of such shares of stock for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have the express or other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolute, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

    6.7. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, from time to time, appoint or remove one or more transfer agents or one or more registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or one of such registrars of transfers and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

    6.8. FIXING OR DETERMINATION OF RECORD DATE. The Board of Directors may fix, in advance, a date as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend or any other distribution, allotment of rights, or entitled to exercise rights in respect of any change, conversion, or exchange of capital stock, or entitled to give any consent for any purpose, or in order to make a determination of stockholders for any other proper purpose; provided, however, that such record date shall be a date not more than fifty days nor less than ten days before the date of such meeting of stockholders or the date of such other action. If no record date is so fixed, the record date for determining stockholders entitled to notice of or to vote at any stockholders' meeting shall be at the close of the business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall, unless otherwise specified by the Board of
Directors,  be at the  close  of  business  on the day on  which  the  Board  of
Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting, provided, however that the Board of Directors may fix a new record date for the adjourned meeting. Only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meetings and any adjournments thereof, or to receive payment of such dividend, or other distribution, or to receive such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date.

    6.9. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate or certificates of stock be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

                                   ARTICLE VII

                                     FINANCE

    7.1. CHECKS, DRAFTS, ETC. All checks, drafts or order for the payment of money shall be signed by one or more of officers or other persons as may be designated by resolution of the Board of Directors.

    7.2. FISCAL YEAR. The fiscal year of the Corporation shall be such as may from time to time be established by the Board of Directors.

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                                  ARTICLE VIII

                                 INDEMNIFICATION

    8.1. ACTION, SUITES OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

    The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

    8.2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Company as a Director, Officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interests of the Corporation and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation or where such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

    8.3. INDEMNIFICATION OF SUCCESSFUL PARTY. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise (including, without limitation, dismissal without prejudice) in defense of any action, suit, or proceeding referred to in this Article VIII or in defense of any claim, issue, or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    8.4.  DETERMINATION OF RIGHT TO INDEMNIFICATION.  Any indemnification  under
(1) or (2) of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (1) or (2) of this Article VII. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable and a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

    8.5. ADVANCE OF COSTS, CHARGES AND EXPENSES. Cost, charges and expenses (including attorney's fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in paragraph (4) of this Article VIII upon receipt of a written affirmation by the Director, Officer, employee or agent of his good faith belief that he has met the standard of conduct described in paragraphs (1) or (2) of this Article VIII, and an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it is ultimately

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determined  that  he is  entitled  to  be  indemnified  by  the  Corporation  as authorized in this Article VIII. The majority of the Directors may, in the manner set forth above, and upon approval of such Director, Officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

    8.6. SETTLEMENT. If in any action, suit or proceeding, including any appeal, within the scope of (1) or (2) of this Article VIII, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

    8.7. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person. All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VIII is in effect. Any repeal or modification of this Article VIII or any repeal or modification of relevant provisions of the Nevada Corporation Code or any other applicable laws shall not in any way diminish any rights to indemnification of such Director, Officer, employee or agent or the obligations of the Corporation arising hereunder. This
Article VIII shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

    8.8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article VIII: provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of the majority of the Directors.

    8.9. SAVING CLAUSE. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, Officer, employee and agent of the Corporation as to any cost, charge and expense (including attorney's fees), judgment fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by an applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

    8.10. AMENDMENT. The affirmative vote of at least two-thirds of the total votes eligible to be cast shall be required to amend, repeal, or adopt any provision inconsistent with, this Article VIII. No amendment, termination or repeal of this Article VIII shall affect or impair in any way the rights of any Director, Officer, employee or agent of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

    8.11. SUBSEQUENT LEGISLATION. If the Nevada Corporation Code is amended after adoption of these Articles to further expand the indemnification permitted to Directors, Officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

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                                   ARTICLE IX

                                  MISCELLANEOUS

    9.1. SEAL. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation. The form of seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Officer or Director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

    9.2. BOOKS AND RECORDS. The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than stock ledger), or any of them, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account, book or document of the Corporation except at a time conferred by statute, unless authorized by a resolution of the stockholders or the Board of Directors.

    9.3. WAIVERS OF NOTICE. Whenever any notice is required to be given by law, or under the provisions of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or person entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent of notice.

    9.4. AMENDMENTS. The Board of Directors shall have the power to make, alter or repeal these Bylaws, in whole or in part, at any time and from time to time. These Bylaws may be altered or repealed, and new Bylaws made, by the stockholders at any annual or special meeting if notice of the proposed alteration or repeal or new Bylaws is included in the notice or waiver of notice of such meeting.

APPROVED AND ADOPTED as of this 1st day of May, 1997.


/s/ Robert E. Nicholson
-------------------------------
Robert E. Nicholson,  President

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